Exhibit (12)

                   NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (In millions) (Unaudited)

                                                             For the
                                                            Six Months
                                                              Ended
                                                             June 30,                   For The Year Ended December 31,
                                                               1997          1996        1995       1994         1993         1992
                                                               ----       ---------------------------------------------------------
Earnings
   Earnings before Interest Expense,
    Extraordinary Item and Cumulative
    Effect of Change in Accounting Principle                  $359.1      $  796.6      $659.4      $637.3      $281.3       $676.3
   Federal, State and Local Income Taxes                       183.0         403.2       312.5       268.2       (39.1)       240.9
   Estimated Interest Portion of Rental Expense                 13.6          27.4        28.0        28.3        27.8         30.2
                                                              ------      --------      ------      ------      ------       ------
       Total Earnings                                         $555.7      $1,227.2      $999.9      $933.8      $270.0       $947.4
                                                              ======      ========      ======      ======      ======       ======

Fixed Charges
   Total Interest Deductions                                  $ 69.6      $  142.1      $153.9      $163.0      $175.0       $189.7
   Estimated Interest Portion of Rental Expense                 13.6          27.4        28.0        28.3        27.8         30.2
                                                              ------      --------      ------      ------      ------       ------
       Total Fixed Charges                                    $ 83.2      $  169.5      $181.9      $191.3      $202.8       $219.9
                                                              ======      ========      ======      ======      ======       ======

Ratio of Earnings to Fixed Charges                              6.68          7.24        5.50        4.88        1.33         4.31
                                                              ======      ========      ======      ======      ======       ======


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